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                                UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                                  FORM 8-K

                               CURRENT REPORT

                   PURSUANT TO SECTION 13 OR 15 (d) OF THE
                       SECURITIES EXCHANGE ACT OF 1934



Date of report (Date of earliest event reported)  January 28, 1997
                                                --------------------------

                               Pacific Enterprises
              ------------------------------------------------------
              (Exact name of registrant as specified in its charter)


                                   California
                  ---------------------------------------------
                  (State or other jurisdiction of incorporation


                1-40                             94-0743670
       ----------------------         ------------------------------------
       Commission File Number         (I.R.S. Employer Identification No.)


             555 West Fifth Street, Los Angeles, California 90013-1011
             ---------------------------------------------------------
                     (Address of principal executive offices)
                                  (Zip Code)


                               (213) 895-5000
             ----------------------------------------------------
             (Registrant's telephone number, including area code)


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ITEM 5.  OTHER EVENTS


On January 28, 1997, Pacific Enterprises announced consolidated net income of $203 million for the year ended December 31, 1996, representing an increase of 9.7% from consolidated net income of $185 million in 1996. Earnings for common shares were $2.37 per share for 1996, representing an 11.7% increase from $2.12 per common share in 1995. Net income for 1996 includes net benefits of $9 million ($.11 per common share) from favorable non-recurring items. Consolidated operating revenues for 1996 were $2.6 billion, representing a 9.4% increase from consolidated operating revenues of $2.3 billion in 1995.

On January 7, 1997, the Pacific Enterprises Board of Directors declared a quarterly dividend of $.36 per share on Pacific Enterprises Common Stock payable on February 14, 1997 to shareholders of record as of January 21, 1997.

The financial information released by Pacific Enterprises on January 28, 1997 is attached hereto as Exhibit A.





SIGNATURE
---------

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PACIFIC ENTERPRISES
---------------------
    (Registrant)



Ralph Todaro
-----------------------------
Ralph Todaro
Vice President and Controller
Chief Financial Officer
(Chief Accounting Officer and
duly authorized signatory)

Date:  January 28, 1997
     ---------------------







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                                                                Exhibit A

Pacific Enterprises and Subsidiary Companies
               (Unaudited)


                                  Three Months Ended   Twelve Months Ended
                                      December 31          December 31
                                  ------------------   -------------------
                                       1996     1995      1996       1995
                                     -------   -----   -------     ------

Operating Revenues                     $776     $598    $2,563     $2,343
Other Income                              8        8        25         34
                                       ----     ----    ------     ------
Revenues and Other Income              $784     $606    $2,588     $2,377
                                       ----     ----    ------     ------

Expenses
  Cost of Gas Distributed               318      151       866        682
  Operating Expense                     279      276       910        920
  Depreciation and Amort.                63       62       255        243
  Other                                  27       26       106        110
                                       ----     ----     -----     ------
       Total                            687      515     2,137      1,955
                                       ----     ----     -----     ------
Income from Oper.Before Int.& Taxes      97       91       451        422
Interest                                 21       24        97        108
                                       ----     ----     -----     ------
Income from Oper. Before Inc. Taxes      76       67       354        314
Income Taxes                             29       19       151        129
                                       ----     ----     -----     ------
Net Income                               47       48       203        185
Dividends on Pref. Stock                  1        2         5         10
Pref. Stock Original Issue Discount                          2
                                       ----     ----     -----     ------
Net Income Applicable to Common Stock   $46      $46      $196       $175
                                       ====     ====     =====     ======
Net Income Per Share of Common Stock  $0.56    $0.56     $2.37      $2.12
                                      =====    =====     =====     ======
Weighted Average Number of Shares of
Common Stock Outstanding(in thous.)  82,652   82,382    82,626     82,265
                                     ======   ======    ======     ======











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Key Consolidated Balance Sheet Statistics                 December 31,
         (Unaudited)                                   ----------------
                                                         1996      1995
------------------------------------------------------ ------     -----
(Dollars in millions, except share and per-share amts.)

Short-Term Debt                                          $262      $234
Current Portion Long-Term Debt                            149       100
Long-Term Debt                                          1,225     1,371

Preferred Stock                                           175       383
Common Equity                                           1,360     1,295
                                                       ------     -----
    Total Capitalization                               $3,171    $3,383
                                                       ======    ======
Debt to Total Capitalization                              52%       50%
Book Value per Share                                   $16.58    $15.71
Parent Cash and Cash Equivalents                         $234      $335